EXHIBIT 10.28

M&T BANK CORPORATION

VOLUNTARY DEFERRED

COMPENSATION PLAN FOR DIRECTORS

M&T Bank Corporation hereby establishes this Plan, for the benefit of non-employee members of the Board of Directors of the Company.  The Plan shall be effective for deferral elections with respect to compensation earned on and after January 1, 2022.

ARTICLE I

Definitions

Section 1.01“Account” shall mean a bookkeeping record of the accumulated deferrals determined for each Participant, including any interest credited to such deferrals and any Dividend Equivalents credited to such deferrals, if applicable.  Except as provided in ARTICLE VI, a Participant’s Account shall be fully vested and nonforfeitable at all times.  A Participant’s Account shall be divided into the following subaccounts and such other subaccounts as the Committee deems appropriate:

(a)“Deferred Compensation Account” means a bookkeeping account representing the Participant’s Deferred Compensation, including any adjustments for interest.

(b)“Deferred RSU Account” means a bookkeeping account representing the Participant’s Deferred RSUs, including any adjustments for Dividend Equivalents, to the extent applicable.

Section 1.02“Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, or that controls or is under common control with the Company.

Section 1.03“Benefit Commencement Date” means the date of the Participant’s Separation from Service, or such later date as elected by the Participant pursuant to ARTICLE IX.

Section 1.04“Board” means the Board of Directors of M&T Bank Corporation.

Section 1.05“Code” means the Internal Revenue Code of 1986, as amended.

Section 1.06“Committee” means the Nomination, Compensation and Governance Committee of the Board or its delegate as well as any successor committee the Board appoints to administer the Plan or such committee’s delegate.

Section 1.07“Common Stock” means a share of the Company’s common stock, par value $0.50 per share.

Section 1.08“Company” means M&T Bank Corporation, a New York corporation, and its corporate successors and assigns.

Section 1.09“Compensation” means the annual retainer, any committee fees and any other cash compensation payable to Participants for services provided during the Plan Year as a member of the Board.

Section 1.10“Deferred Compensation” means the amount of Compensation that a Participant has irrevocably elected to defer under the terms of this Plan.

Section 1.11“Deferred RSUs” means the RSUs that a Participant has irrevocably elected to defer under the terms of this Plan.

Section 1.12“Director” means a director of the Company who is not an employee of the Company or any of its Affiliates.

Section 1.13“Dividend Equivalent” means an amount credited to a subaccount for Deferred RSUs with regard to dividends paid on Common Stock as set forth in Section 7.02.

Section 1.14“Equity Compensation Plan” means the M&T Bank Corporation 2019 Equity Incentive Compensation Plan, as in effect from time to time, or any subsequently adopted equity compensation plan, as applicable.

Section 1.15“Participant” means a Director who elects to participate in the Plan.

Section 1.16“Plan” means this M&T Bank Corporation Voluntary Deferred Compensation Plan for Directors, as it may be amended from time to time.

Section 1.17“Plan Year” means the calendar year during which a Participant’s Compensation is earned with respect to services performed by the Participant during such year, or, with respect to RSUs, the first calendar year during which services are performed by a Participant with respect to the RSUs.

Section 1.18“RSU” means a Restricted Stock Unit granted under the Equity Compensation Plan.

Section 1.19“Separation from Service” means a Director’s separation from service as a member of the Board which constitutes a “separation from service” for purposes of section 409A of the Code.

ARTICLE II

ELIGIBILITY

Section 2.01Eligibility.  Each Director who completes such forms and provides such data with respect to the Plan as are reasonably required by the Committee is eligible to participate in the Plan.

Section 2.02Participant Consent.  By making an election to defer Compensation or RSUs, the Participant shall for all purposes be deemed conclusively to have consented to the provisions of the Plan and to all subsequent amendments thereto.

ARTICLE III

Deferred Compensation Election for Cash Compensation

Section 3.01Deferred Compensation Election.  In order to participate in the Plan, each Participant must complete the deferral election form provided by the Company irrevocably electing to reduce the Director’s Compensation to be earned with respect to services to be performed in the subsequent Plan Year by an amount equal to the percentage the Participant elects on the deferral election form.

Section 3.02Timing of Deferral Election.  Elections to defer Compensation must be filed prior to January 1 of the Plan Year for which the election is to be effective and during which the services related to the Compensation will be performed, or at such earlier time as may be set by the Committee in its sole discretion.

Section 3.03New Directors.  Notwithstanding the foregoing Section 3.02, if an individual first becomes a Director during a Plan Year, the Director may elect to defer a percentage of the Director’s Compensation for such Plan Year so long as on or before the date that is 30 days after the date on which the individual first becomes a Director the Director files the deferral election form provided by the Company, irrevocably electing to reduce the Director’s Compensation by an amount equal to the percentage the Director elects on the deferral election form.  The deferral election shall apply only to Compensation earned with respect to services performed after the date on which the Director files the deferral election form.

Section 3.04Plan Year Elections.  A separate election to defer Compensation must be filed for each Plan Year.

Section 3.05Election as to Form of Payment.  A Participant may elect to receive payment of the Participant’s Deferred Compensation Account balance in a single sum payment or annual installment payments over a term of a number of years following the applicable Benefit Commencement Date, as selected on the deferral election form provided by the Company.  Subject to ARTICLE IX, such election shall be irrevocable.  A Participant may select a different form of payment for each Plan Year’s Deferred Compensation.  If and to the extent that a Participant does not make an election with respect to the form of payment of the Director’s Deferred Compensation Account, such Deferred Compensation Account will be paid in a lump sum.

Section 3.06Timing of Payment of Deferred Compensation Account.  A Participant’s Deferred Compensation Account will be distributed upon the Benefit Commencement Date.

ARTICLE IV

Deferred Compensation Accounts

Section 4.01Deferred Compensation Account.  The Company shall maintain a Deferred Compensation Account for each Participant, which shall reflect the value of the Participant’s Deferred Compensation, as adjusted for any interest in accordance with this ARTICLE IV.  Each Deferred Compensation Account shall be maintained for bookkeeping purposes only.  Neither the Plan nor any of the Deferred Compensation Accounts established under the Plan shall hold any actual funds or assets.

Section 4.02Timing of Credits.  Each Participant’s Deferred Compensation Account shall be credited initially with the amount of Deferred Compensation for a Plan Year as of the date such Deferred Compensation would have been paid to the Participant had it not been deferred in accordance with this Plan.

Section 4.03Interest on Deferred Compensation Accounts.  Following the close of each Plan Year (and on a date not later than the next following January 31), each Participant’s Deferred Compensation Account balance as of the last day of the Plan Year shall be credited with interest calculated at a rate equal to ___% plus the prime rate1, compounded annually.  For this purpose, the prime rate is the rate stated in the Wall Street Journal on the first business day in the month of December that occurs during the Plan Year for which interest is credited.

ARTICLE V

Payment of Deferred Compensation Account

Section 5.01Payment of Deferred Compensation Account.

(a)A Participant shall be paid the value of the Participant’s Deferred Compensation Account (or portion thereof) beginning within 60 days after the Benefit Commencement Date in the form irrevocably elected by the Participant under Section 3.05.

(b)If the Participant has elected to receive the Participant’s Deferred Compensation Account in annual installments, the first annual installment shall become payable on the Benefit Commencement Date.  All subsequent installment payments shall be made in each subsequent calendar year during the installment payment period on or around the anniversary of the date upon which the initial installment payment was made under this Section 5.01(b).  The Participant’s Deferred Compensation Account will continue to be adjusted for interest until the date on which the Participant’s entire Deferred Compensation Account balance is distributed.  Each annual payment shall be calculated by dividing the remaining value of the Deferred Compensation Account by the number of remaining annual installment payments to be made to the Participant.

Section 5.02Payment upon Death.  A Participant’s death benefit shall be payable to the Participant’s beneficiary as set forth in ARTICLE X.

ARTICLE VI
Deferred RSUs ELECTION

Section 6.01Deferred RSUs Election.  A Participant may elect to defer an amount of the RSUs to be granted with respect to services to be performed in the applicable Plan Year.  Such amount shall be equal to the percentage the Participant elects on the deferral election form provided by the Company. Deferrals must be made in whole RSU shares only, and any partial RSU shares will be rounded to the nearest share.

Section 6.02Timing of Deferral Election.  Any election made by a Participant under this ARTICLE VI must be filed prior to January 1 of the Plan Year for which the election is to be effective and during which the RSUs are to be granted and the services related to the RSUs first will be performed, or at such earlier time as may be set by the Committee in its sole discretion.

Section 6.03New Directors.  Notwithstanding the foregoing in Section 6.02, if an individual first becomes a Director during a Plan Year, the Director may elect to defer an amount of the RSUs to be granted to the Director in the applicable Plan Year, so long as the Director files the election on or before the date that is 30 days after the date on which the individual first becomes a Director.  The deferral election shall apply only to RSUs earned with respect to services performed after the date on which the Director files the deferral election form.  Such amount shall be equal to the percentage the Participant elects on the deferral election form provided by the Company.  Deferrals must be made in whole RSU shares only, and any partial RSU shares will be rounded to the nearest share.

Section 6.04Plan Year Elections.   An election to defer RSUs must be filed for each applicable Plan Year.

Section 6.05Deferred RSU Account.  Deferred RSUs shall be credited to a Deferred RSU Account as of the date such RSUs are granted to the Participant.  A Participant’s Deferred RSUs shall vest pursuant to the terms of the Equity Compensation Plan and the award agreement evidencing the RSU grant.  In the event a Participant forfeits any portion of the Participant’s Deferred RSUs pursuant to the terms of the Equity Compensation Plan or award agreement, the Participant’s Deferred RSU Account shall be reduced by the amount attributable to the forfeited Deferred RSUs.

Section 6.06Election of Form of Payment.  A Participant may elect to receive the Deferred RSU Account balance in a single sum payment or annual installment payments over a term of a number of years following the applicable Benefit Commencement Date, as selected on the deferral election form provided by the Company.  Subject to ARTICLE IX, the form of payment of the Deferred RSU Account shall be irrevocably elected on the Participant’s deferral election form as described in this ARTICLE VI.  A Participant may select a different form of payment for each Plan Year’s Deferred RSUs.  If and to the extent that a Participant does not make an election with respect to the form of payment of the Participant’s Deferred RSU Account, such Deferred RSU Account will be paid in a lump sum.

Section 6.07Timing of Payment of Deferred RSU Account.  A Participant’s Deferred RSU Account will be distributed upon the Benefit Commencement Date.

NOTIONAL Investment OF Deferred RSU Accounts.

Section 7.01Deferred RSU Account.  The Company shall maintain a Deferred RSU Account and such other subaccounts as the Committee deems appropriate for each Participant

[1]	Interest rate credit percentage to be determined by M&T Human Resources based on market standard rates.

who has Deferred RSUs, which shall reflect the value of the Deferred RSUs payable to such Participant under the Plan, as adjusted for any Dividend Equivalents, if applicable, as set forth herein.  Each Deferred RSU Account shall be maintained for bookkeeping purposes only.  Neither the Plan nor any of the Deferred RSU Accounts established under the Plan shall hold any actual funds or assets.

Section 7.02Dividend Equivalents.  With respect to Deferred RSUs payable in the form of Common Stock, Dividend Equivalents shall be credited only to the extent that the grant agreement for such Deferred RSUs provides for Dividend Equivalents and only in the form (i.e., cash or notional shares of Common Stock) that the grant agreement so provides.  If applicable, Dividend Equivalents may be credited to a subaccount of the Deferred RSU Account for each dividend paid by the Company with respect to shares of Common Stock equal to the Participant’s Deferred RSUs, until such time as the Participant’s Deferred RSU Account is distributed to the Participant.

Section 7.03Denomination of Deferred RSU Account. A Participant’s Deferred RSU Account relating to Deferred RSUs shall be denominated in notional shares of Common Stock.  To the extent applicable, a Participant’s Deferred RSU Account relating to any Dividend Equivalents that may be granted with respect to the Participant’s Deferred RSUs in accordance with the terms of the applicable grant agreement shall be denominated in cash or notional shares of Common Stock, as provided in the applicable grant agreement.

Payment of Deferred RSU AccountS.

Section 8.01Payment of Deferred RSU Accounts.

(a)A Participant’s vested Deferred RSU Account shall be distributed upon the Benefit Commencement Date, beginning within 60 days after the Benefit Commencement Date.  The Participant’s Deferred RSU Account will be adjusted for Dividend Equivalents, if applicable, as set forth in Section 7.02, until the date on which the Participant’s entire vested Deferred RSU Account balance has been distributed.  If Dividend Equivalents have been credited with respect to Deferred RSUs in cash, they will be paid in cash.  If Dividend Equivalents have been credited with respect to Deferred RSUs in notional shares of Common Stock, they will be paid in shares of Common Stock.  Shares of Common Stock payable with respect to vested Deferred RSUs and related Dividend Equivalents, if applicable, shall be issued under the Equity Compensation Plan.

(b)If a Participant has elected to receive the Participant’s Deferred RSU Account in annual installments, the first annual installment shall become payable on the Benefit Commencement Date.  All subsequent installment payments shall be made each subsequent calendar year during the installment payment period on or around the anniversary of the date upon which the initial installment payment was made under this subsection (b).  Each annual payment shall be calculated by dividing the remaining value of the Deferred RSU Account (or portion thereof) by the number of remaining annual installment payments to be made to the

Participant.  Any fractional shares of Common Stock shall be rounded down to the nearest whole share and paid in the final installment.

Section 8.02Changes in Capitalization.  A Participant’s Deferred RSU Account denominated in shares of Common Stock shall be appropriately adjusted in accordance with the Equity Compensation Plan to reflect changes in capitalization of Common Stock as described in the Equity Compensation Plan.

Section 8.03Payment upon Death.  A Participant’s death benefit shall be payable to the Participant’s beneficiary as set forth in ARTICLE X.

Subsequent Deferral Election.

Section 9.01A Participant shall have the option of postponing payment of the Participant’s vested Account beyond the Participant’s Separation from Service by making an irrevocable election to defer payment at least 12 full months before the applicable Benefit Commencement Date.  Such re-deferral shall be for at least five years from the year of the Participant’s Separation from Service, and shall not take effect until at least 12 months after the date on which the re-deferral election is made.  The Committee may impose limits on re-deferrals, as determined in its discretion.

Section 9.02In connection with a re-deferral election under this ARTICLE IX, a Participant may also change the form (i.e., lump sum or installments) in which the Participant elected to receive the Participant’s Deferred Compensation Account balance or Deferred RSU Account at the Benefit Commencement Date.

Section 9.03A Participant may make a re-deferral election on one or more occasions in accordance with this ARTICLE IX, on a form, and according to procedures and limitations designated by the Committee.

Section 9.04The Participant’s Benefit Commencement Date shall remain subject to ARTICLE X in the event of the Participant’s death, without regard to any re-deferral election.

Death Benefits FOR ACCOUNTS

In the event that a Participant dies before, on or after the Participant’s Benefit Commencement Date, notwithstanding the Participant’s elections as to time and form of payment, the beneficiary of such Participant shall receive as a death benefit a single sum equal to the entire unpaid, vested value of the Account within 60 days following the Participant’s death.  A Participant may designate a beneficiary pursuant to Article XII.

ARTICLE XI

Miscellaneous

Section 11.01Claims Procedures.

(a)Any claim by a Participant or a beneficiary (hereafter the “Claimant”) for benefits shall be submitted in writing to the Committee.  The Committee shall be responsible for deciding whether such claim is payable, or the claimed relief otherwise is allowable, under the provisions and rules of the Plan.  The Committee otherwise shall be responsible for providing a full review of the Committee’s decision with regard to any claim, upon a written request, as set forth herein.

(b)Each Claimant or other interested person shall file with the Committee such pertinent information as the Committee may specify, and in such manner and form as the Committee may specify; and such person shall not have any rights or be entitled to any benefits, or further benefits, hereunder, as the case may be, unless the required information is filed by the Claimant or on behalf of the Claimant.  Each Claimant shall supply, at such times and in such manner as may be required, written proof that the benefit is covered under the Plan.  If it is determined that a Claimant has not incurred a claim covered under the Plan or if the Claimant shall fail to furnish such proof as is requested, no benefits, or no further benefits, hereunder, as the case may be, shall be payable to such Claimant.

(c)Claim Decision.  The Claimant shall be notified within 90 days after the claim is filed whether the claim is approved or denied, unless the Committee determines that special circumstances require an extension of time, in which case the Committee may have up to an additional 90 days to process the claim.  If the Committee determines that an extension of time for processing is required, the Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial 90 day period.  Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Committee expects to render its decision.

(d)Notice of Denial.  If the Committee denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:

(i)The specific reason(s) for the denial;

(ii)Specific reference to the specific Plan provisions on which such denial is based; and

(iii)A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary.

(e)Appeal Procedures.  A request for appeal of a denied claim must be made in writing to the Committee within 60 days after receiving notice of denial.  The decision on appeal will be made within 60 days after the Committee’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 120 days after receipt of a request for appeal.  A notice of such an extension must be provided to the Claimant within the initial 60 day period and must explain the special circumstances and provide an expected date of decision.  The reviewer shall provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits.  The Claimant may submit written comments, documents, records, and other information relating to the claim for benefits.  The reviewer shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

(f)Notice of Decision on Appeal.  If the Committee denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:

(i)The specific reason(s) for the denial;

(ii)Specific references to the pertinent Plan provisions on which such denial is based;

(iii)A statement that the Claimant may receive on request all relevant records at no charge;

(iv)A description of the Plan’s voluntary procedures and deadlines, if any; and

(v)If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

(g)Claims Procedures Mandatory.  The internal claims procedures set forth in this Section 12.01 are mandatory.  If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section 12.01, the denial of the Claim shall become final and binding on all persons for all purposes.

(h)Approval or Denial of Claim.  Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit.  If such claim shall be wholly or partially denied, such notice shall be in writing as described herein.  If the Committee fails to notify the Claimant of the decision regarding their claim in accordance with this section, the claim shall be “deemed” denied, and the Claimant then shall be permitted to proceed with the claims review procedure provided for herein.

(i)Decisions Final.  For all purposes under the Plan, the decision with respect to a claim (if no review is requested) and the decision with respect to a claims review (if requested), shall be final, binding, and conclusive on all Participants, beneficiaries, and other interested parties, as to all matters relating to the Plan and Plan benefits.  Further, each claims determination under the Plan shall be made in the absolute and exclusive discretion and authority of the Committee.

Section 11.02Legal Incapacity.  If a Participant or beneficiary entitled to receive any benefits hereunder is a minor or is determined to be legally incapable of giving valid receipt and discharge for such benefits, benefits will be paid to such person as the Committee may designate for the benefit of such Participant or beneficiary.  Such payments shall be considered a payment to such Participant or beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

Section 11.03Locating Participants and Beneficiaries.  The Company shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or a Participant’s beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Company’s or the Committee’s records.  If the Company is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Company shall continue to hold the benefit due such person, subject to any applicable state escheat laws.

Section 11.04Distributions from Accounts.  If a Participant receives a distribution from the Participant’s Account, the Company shall adjust the Account for interest or Dividend Equivalents, as applicable, for the portion of the year preceding the distribution date.

Section 11.05Unfunded Obligation.  Until deferred benefits hereunder are distributed in accordance with the terms of the Plan, the interest of each Participant and beneficiary therein is contingent only.  Title to and beneficial ownership of any assets, which the Company may set aside or earmark to meet its obligations with respect to Participant Accounts hereunder shall at all times remain the property of the Company.  All Plan Participants and beneficiaries are general unsecured creditors of the Company with respect to the benefits due hereunder, and the Plan constitutes an agreement by the Company to make benefit payments in the future.  It is the intention of the Company that the Plan be considered unfunded for tax purposes.

Section 11.06No Trust Obligation.  In order to meet the Company’s obligations hereunder, funds may be set aside or earmarked by the Company.  These funds may be kept in cash, or invested and reinvested, at the discretion of the Company.  The Company may, but is not required to, establish a grantor trust which may be used to hold assets of the Company which are maintained as reserves against the Company’s unfunded, unsecured obligations hereunder.  Such reserves shall at all times be subject to the claims of the Company’s creditors.  To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Company’s obligation hereunder, then such obligation of the Company shall be reduced to the extent such assets are utilized to meet its obligations hereunder.

ARTICLE XII

Beneficiary Designation

Section 12.01Beneficiary Designation.  A Participant may designate a beneficiary and a contingent beneficiary as part of the Participant’s deferral election.  Any beneficiary designation hereunder shall remain effective until changed or revoked.

Section 12.02Changing a Designation.  A beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new designation in writing with the Company.

Section 12.03Default Beneficiary.  If the Participant dies without having designated a beneficiary or if the Participant dies and the beneficiary so named by the Participant has predeceased the Participant or otherwise ceased to exist, then the Participant’s estate shall be deemed to be the beneficiary.

ARTICLE XIII

Administration

Section 13.01Books and Records.  The books and records to be maintained for the purpose of the Plan shall be maintained by the officers and employees of the Company at its expense and subject to the supervision and control of the Committee.

Section 13.02Expenses.  The Company shall pay all expenses of administering the Plan either from funds set aside or earmarked under the Plan or from other funds.

Section 13.03Transfer Restrictions.  To the extent permitted by law, the right of any Participant or any beneficiary in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, or encumbrance.

Section 13.04Liability.  No member of the Board or of the Committee and no officer or employee of the Company or an Affiliate shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to such person’s own fraud or willful misconduct; nor shall the Company or any Affiliate be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer, or employee of the Company or an Affiliate.

Section 13.05Service of Process.  The Committee shall be the agent for service of process on the Plan.

Section 13.06Withholding.  Benefit payments hereunder shall be subject to withholding, to the extent required (as determined by the Company) by applicable tax or other laws.

Section 13.07Successors.  The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and their heirs, executors, administrators, and legal representatives.

Section 13.08Invalid or Unenforceable Provisions.  If any provision of this Plan is held invalid or unenforceable, to the extent necessary to effectuate the purposes of this Plan, its invalidity or unenforceability shall not affect any other provisions of the Plan and the Plan shall be construed and enforced as if such provisions had not been included therein.

Section 13.09Section 409A.

(a)The Plan is intended to comply with the requirements of section 409A of the Code, and shall in all respects be administered in accordance with section 409A.  Notwithstanding anything in the Plan to the contrary, distributions may only be made under the Plan upon an event and in a manner permitted by section 409A of the Code, and all payments to be made upon a termination of service under this Plan may only be made upon a “separation from service” as defined under section 409A of the Code.  All amounts to be distributed under this Plan shall be paid, or commence to be paid, within 60 days after the Benefit Commencement Date, subject to the six-month delay described below, if applicable, or the applicable anniversary in the case of installment payments, but in no event shall a payment be made after December 31 of the calendar year in which the payment is scheduled to be made, or otherwise in accordance with section 409A of the Code.  In no event shall a Participant, directly or indirectly, designate the calendar year of payment, except as permitted by section 409A of the Code.

(b)Notwithstanding anything in the Plan to the contrary, if a Participant’s distribution is to commence, or be paid upon, separation from service, payment of the distribution shall be delayed for a period of six months after the Participant’s separation from service, if the Participant is a “specified employee” as defined under section 409A of the Code (as determined by the Committee) and if required pursuant to section 409A of the Code (“six-month delay”).  If payment is delayed, the Participant’s distribution shall commence, or be paid, within 30 days of the date that is the six-month anniversary of the Participant’s separation from service.  If the Participant dies during the six-month delay, the accumulated postponed amount shall be paid as described in ARTICLE X.

ARTICLE XIV

Amendment or Termination of Plan

Section 14.01  Amendment.  The Board may amend the Plan in whole or in part, effective as of any date specified.

Section 14.02Termination.  The Board may terminate the Plan at any time.  The Board may determine that Account balances shall be distributed to Participants in a lump sum payment after termination of the Plan, in accordance with section 409A of the Code, including in connection with a “change in control” as defined in section 409A of the Code.